Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Numbers 33-90454, 33-96076, 33-80899, 333-02194 and 333-09075 on Form S-8 of our report dated February 10, 1997 appearing in and incorporated by reference in the Annual Report on Form 10-K of FileNet Corporation for the fiscal year ended December 31, 1996.

/s/ Deloitte & Touche LLP

Costa Mesa, California
March 25, 1997